SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): April 15, 1999




                           Vion Pharmaceuticals, Inc.

             (Exact name of registrant as specified in its charter)

    Delaware                      0-26534                    133671221
    --------                      -------                    ---------
(State or other               (Commission File              (IRS Employer
jurisdiction of                   Number)                Identification No.)
incorporation)



4 Science Park, New Haven, Connecticut           06511
--------------------------------------           -----
(Address of principal executive offices)    (Zip Code)



       Registrant's telephone number, including area code: (203) 498-4210
                                                           --------------

                                 Not Applicable

         (Former name or former address, if changed since last report.)


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ITEM 5.  OTHER EVENTS.

         On April 15, 1999, Vion Pharmaceuticals, Inc. (the "Company") issued the press release, filed herewith as Exhibit 99.1, and on April 23, 1999, the Company issued the press release, filed herewith as Exhibit 99.2, relating to a private placement of the Company's Common Stock. Pursuant to the private placement, the Company issued 893,915 shares of Common Stock at a price of approximately $4.47 per share (the "Purchase Price"), for an aggregate of $4,000,000.

         Subject to certain exceptions, if at any time during the twelve-month period following the closing of the private placement, the Company issues or agrees to issue any Common Stock at a price per share which is less than the Purchase Price, or if the Company issues or agrees to issue any rights, options, warrants or other securities which are directly or indirectly convertible into or exchangeable for Common Stock for a consideration per share of Common Stock deliverable upon conversion or exchange of such rights, options, warrants or other securities which is less than the Purchase Price (any such new issuance price per share being referred to as the "New Issue Price"), then the Company shall immediately thereafter issue to the investors in the private placement, on a pro rata basis, additional registered, listed shares of Common Stock such that the total number of shares of Common Stock issued pursuant to the private placement will equal at least $4,000,000 divided by the New Issue Price. The foregoing provisions will cease to be effective after the date, if any, upon which the Company completes a private placement or public offering of its Common Stock at a price per share in excess of the Purchase Price and also resulting in gross proceeds equal to or greater than $11,000,000.

         The Company has agreed to use its best efforts to effect the registration for resale of the Common Stock issued in the private placement. If any of the following events occurs, the Company must pay to each holder of Common Stock issued in the private placement 3% of the amount of such holder's investment in the Common Stock for each 30-day period (or portion thereof) during which such event continues: (i) the registration statement used to register the Common Stock issued in the private placement shall not have been declared effective by the date that is 120 days following the closing of the private placement (the "Registration Deadline"); (ii) the Common Stock issued in the private placement fails to be listed on the Nasdaq Stock Market, the New York Stock Exchange or the American Stock Exchange or such other principal securities exchange(s) and markets on which the Company's Common Stock is then traded at any time during the period from and after the Registration Deadline; and (iii) subject to certain limited exceptions, the ability of the holders of Common Stock issued in the private placement to sell such Common Stock under the registration statement filed by the Company is suspended for more than 90 days in any 12-month period. In the event that the Company fails or refuses to pay any default payment when due, at the request and option of any holder of Common Stock issued in the private placement, the Company must purchase all or a portion of the shares held by such holder (with any default payments accruing through the date of such purchase), within five days of such request, at a purchase price per share equal to 1.1 times the Purchase Price. The Company will not be obligated, however, to pay to any holder default payments for any one month in an aggregate amount greater than three percent of the amount invested by such holder in the private placement.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
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(a)      Not applicable.

(a)      Not applicable.

(a)      Exhibits.
         --------

         99.1     Press release issued April 15, 1999.

         99.2     Press release issued April 23, 1999.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 VION PHARMACEUTICALS, INC.



Date: April 26, 1999                             By: /s/ Alan Kessman
                                                     -------------------------
                                                 Alan Kessman, President and
                                                 Chief Executive Officer